UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 21, 2013

First Internet Bancorp

(Exact Name of Registrant as Specified in Its Charter)

Indiana

(State or Other Jurisdiction of Incorporation)

001-35750	20-348991
(Commission File Number)	(IRS Employer Identification No.)

8888 Keystone Crossing, Suite 1700
Indianapolis, Indiana	46240
(Address of Principal Executive Offices)	(Zip Code)

(317) 532-7900

(Registrant's Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Entry Into a Material Definitive Agreement

On November 21, 2013, First Internet Bancorp (the "Company") entered into an underwriting agreement (the "Underwriting Agreement") with Sandler O'Neill + Partners, L.P., as representative of the underwriters named therein (the "Underwriters"), providing for the offer and sale in a firm commitment offering (the "Offering") of 1,380,000 shares of the Company's common stock, at a price to the public of $20.00 per share. In addition, pursuant to the terms of the Underwriting Agreement, the Company has granted the Underwriters a 30-day option to purchase up to an additional 207,000 shares of the Company's common stock. The Company has made certain customary representations, warranties and covenants in the Underwriting Agreement concerning the Company and the registration statement related to the Offering. The Company also has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the Underwriting Agreement, a copy of which is attached hereto as Exhibit 1.1 and is incorporated herein by reference.

Item 8.01 Other Events.

On November 22, 2013, the Company announced the pricing of the Offering. A copy of the press release issued by the Company announcing the pricing of the Offering is attached hereto as Exhibit 99.1 and the information set forth therein is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

1.1	Underwriting Agreement dated November 21, 2013

99.1	Press Release dated November 22, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 22, 2013

FIRST INTERNET BANCORP

By:	/s/ Kay E. Whitaker
Kay E. Whitaker, Senior Vice President-
Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

1.1	Underwriting Agreement dated November 21, 2013

99.1	Press Release dated November 22, 2013